Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Sunoco, Inc. Capital Accumulation Plan Form S-8 (Registration No. 333-138407);

Sunoco, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941);

Sunoco, Inc. Long-Term Performance Enhancement Plan II Form S-8 Registration Statement (Registration No. 333-60110);

Sunoco, Inc. Long-Term Performance Enhancement Plan III Form S-8 Registration Statement (Registration No. 333-172545);

Sunoco, Inc. Shareholder Access and Reinvestment Plan Form S-3 Registration Statement (Registration No. 333-78881);

Sunoco, Inc. Form S-3 Registration Statement (Registration No. 333-155169);

Sunoco, Inc. Deferred Compensation Plan Form S-8 Registration Statement (Registration No. 333-49340); and

Sunoco, Inc. Savings Restoration Plan Form S-8 Registration Statement (Registration No. 333-49342)

of our report dated June 28, 2012 with respect to the financial statements and schedule of the Sunoco, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

Philadelphia, Pennsylvania

June 28, 2012